Registration No.__________

    As filed with the Securities and Exchange Commission on September 2, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933



                            CIRCUIT CITY STORES, INC.
             (Exact name of registrant as specified in its charter)


           Virginia                                               54-0493875
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)



      9950 Mayland Drive
      Richmond, Virginia                                              23233
(Address of Principal Executive Offices)                           (Zip Code)

                                   ----------

                         1994 CIRCUIT CITY STORES, INC.
                        STOCK INCENTIVE PLAN, AS AMENDED

                            (Full title of the plan)


                    Richard L. Sharp, Chief Executive Officer
                            and Chairman of the Board
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)


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
CALCULATION OF REGISTRATION FEE:

Title of Securities to    Amount to be           Proposed Maximum        Proposed Maximum          Amount of
be Registered             Registered (1)         Offering Price Per      Aggregate Offering        Registration fee
                                                 Share (2)               Price

Circuit City Stores,      6,000,000 (3)           $41.7813 (2)            $250,687,800 (2)            $69,691.21
Inc.--Circuit City
Group Common Stock, par
value $.50, With
Attached Rights to
Purchase Preferred
Stock, Series E, par
value $20.00 (1)

Circuit City Stores,      2,000,000                $3.4375 (2)              $6,875,000 (2)             $1,911.25
Inc.--CarMax Group
Common Stock, par value
$.50, With Attached
Rights to Purchase
Preferred Stock, Series
F, par value $20.00 (1)

(1) The Rights to Purchase Series E and Series F Preferred Stock will be attached to and trade with shares of Circuit City Group and CarMax Group Common Stock, respectively. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Circuit City Stores, Inc.-- Circuit City Group Common Stock and CarMax Group Common Stock, on the New York Stock Exchange on September 1, 1999.

(3) In addition, pursuant to the terms of the 1994 Circuit City Stores, Inc. Stock Incentive Plan, as amended, 521,686 shares of Circuit City Group Common Stock previously reserved for issuance under the Circuit City Stores, Inc. 1988 Stock Incentive Plan, but which were not issued under such 1988 Plan, are being transferred to the 1994 Plan. Such shares (and the related rights) are included in this registration statement. Such shares were part of the 600,000 shares (4,800,000 shares after

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         splits are taken into account)  registered under the Company's Form S-8
         Registration Statement No. 033-22874 filed with the Commission on June 30, 1988. The registration fee paid with such registration statement was $3,977.20.

         The Securities covered by this Registration Statement will be issued to employees of the Registrant from time to time pursuant to incentive awards granted or to be granted under the Circuit City Stores, Inc. 1994 Stock Incentive Plan, as amended.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     Circuit City Stores, Inc. (the "Company"), hereby incorporates by reference into this Registration Statement the documents listed below:

         (a) the Company's Annual Report on Form 10-K (File No. 1-5767) for the fiscal year ended February 28, 1999, filed with the Commission on May 25, 1999;

         (b) the Company's Current Report on Form 8-K (File No. 1-5767), filed with the Commission on June 17, 1999;

         (c) the Company's Quarterly Report on Form 10-Q (File No. 1-5767) for the quarterly period ended May 31, 1999, filed with the Commission on July 15, 1999, as amended by the Company's Amended Quarterly Report on Form 10-Q/A (File No. 1-5767) for the quarterly period ended May 31, 1999, filed with the Commission on July 21, 1999;

         (d) the description of the Company's Circuit City Group Common Stock and CarMax Group Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended on Forms 8-A/A filed with the Commission on January 31, 1997, July 8, 1997, April 28, 1998, and May 7, 1999, and as the same may be further amended after the date hereof (File No. 1-5767); and

         (e) the description of the Rights to Purchase Preferred Stock, Series E, and the Rights to Purchase Preferred Stock, Series F, contained in the Registration Statement on Form 8-A filed with the Commission on April 28, 1998, as amended on Form 8-A/A filed with the Commission on May 7, 1999, and as the same may be amended further after the date hereof (File No. 1-5767).

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the

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filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.


Item 6.  Indemnification of Directors and Officers.

         The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Amended and Restated Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

         The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.


Item 8.  Exhibits.

         See Exhibit Index following signatures.


Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933 as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events after the effective date of the Registration Statement (or the most recent
                                    post-effective   amendment  thereof)

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                                    which,  individually  or in  the  aggregate,
                                    represent  a   fundamental   change  in  the
                                    information  set  forth in the  Registration
                                    Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on September 2, 1999.

                            CIRCUIT CITY STORES, INC.
                            Registrant


                            By:    /s/ Michael T. Chalifoux
                                      Michael T. Chalifoux
                                      Executive Vice President,
                                      Chief Financial Officer and
                                      Corporate Secretary


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Title                            Date

Richard L. Sharp *
Richard L. Sharp            Chief Executive Officer          September 2, 1999
                            and Chairman of  the Board


Alan L. Wurtzel *
Alan L. Wurtzel             Vice Chairman of the Board       September 2, 1999
                            and Director



/s/Michael T. Chalifoux     Executive Vice President,        September 2, 1999
Michael T. Chalifoux        Chief Financial Officer,
                            Corporate Secretary and
                            Director


Richard N. Cooper *
Richard N. Cooper           Director                         September 2, 1999



Barbara S. Feigin *
Barbara S. Feigin           Director                         September 2, 1999


James F. Hardymon *
James F. Hardymon           Director                         September 2, 1999

                                    6


Robert S. Jepson, Jr. *
Robert S. Jepson, Jr.       Director                         September 2, 1999



Hugh G. Robinson *
Hugh G. Robinson            Director                         September 2, 1999



Walter J. Salmon *
Walter J. Salmon            Director                         September 2, 1999



Mikael Salovaara *
Mikael Salovaara            Director                         September 2, 1999



John W. Snow *
John W. Snow                Director                         September 2, 1999



Edward Villanueva *
Edward Villanueva           Director                         September 2, 1999




/s/Philip J. Dunn           Senior Vice President,           September 2, 1999
Philip J. Dunn              Treasurer, Corporate
                            Controller and Chief
                            Accounting Officer


*By: /s/Michael T. Chalifoux
     Michael T. Chalifoux
     Attorney-In-Fact

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                                  EXHIBIT INDEX

         Exhibit        Document
         Number



          4.1 Registrant's Amended and Restated Articles of Incorporation, effective February 3, 1997, filed with the Commission as
                    Exhibit 3(i)(a) to Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended May 31, 1999 (File No. 1-5767), are expressly incorporated herein by this reference.

          4.2 Registrant's Articles of Amendment to Registrant's Amended and Restated Articles of Incorporation, effective April 28, 1998, filed with the Commission as Exhibit 3(i)(b) to Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended May 31,1999 (File No. 1-5767), are expressly incorporated herein by this reference.

          4.3 Registrant's Articles of Amendment to Registrant's Amended and Restated Articles of Incorporation, effective June 22, 1999, filed with the Commission as Exhibit 3(i)(c) to Registrant's Amended Quarterly Report on Form 10-Q/A for the quarter ended May 31, 1999 (File No. 1-5767), are expressly incorporated herein by this reference.

          4.4 Registrant's Bylaws, as amended and restated October 13, 1998, filed as Exhibit 3(II) to Registrant=s Quarterly Report on Form 10-Q for the quarter ended November 30, 1998 (File No. 1-5767), are expressly incorporated herein by this reference.

          4.5 First Amended and Restated Rights Agreement dated as of February 16, 1999, between Registrant and Norwest Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 1 to Registrant's Form 8-A/A filed May 7, 1999 (File No. 1-5767), is expressly incorporated herein by this reference.

          5 Opinion and Consent of McGuire, Woods, Battle & Boothe LLP, filed herewith.

         23.1       Consent of KPMG, LLP, filed herewith.

         23.2       Consent of McGuire,  Woods, Battle & Boothe LLP (included in
                    Exhibit 5).

         24         Powers of Attorney, filed herewith.

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         99.1       Registrant's  1994 Stock  Incentive  Plan,  as amended as of
                    January 24, 1997, filed as Annex III to the Registrant's Definitive Proxy Statement dated December 24, 1996, for a Special Meeting of Shareholders held on January 24, 1997 (File No. 1-5767), is expressly incorporated herein by this reference.

         99.2 Amendment effective June 15, 1999, to the Registrant's 1994 Stock Incentive Plan filed as Exhibit 10 to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1999 (File No. 1-5767), is expressly incorporated herein by this reference.


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